EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment on Form S-1 to Form S-3 (Nos. 333-138723 and 333-149604) of Pharmos Corporation of our report dated February 22, 2010 relating to the financial statements. We also consent to the reference to us under the heading "Experts.”

Friedman LLP
East Hanover, New Jersey
March 3, 2010